EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-16509) of our report, which includes an explanatory paragraph for changes in accounting principles, dated February 9, 1996, except for the fourth paragraph of Note 1, as to which the date is November 18, 1996, on our audits of the consolidated financial statements of Southwest Bancorporation of Texas, Inc. (formerly Southwest Bancorporation, Inc.). We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
January 15, 1997